Exhibit 23.6
DeGolyer and MacNaughton
5100 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
January 21, 2010
Denbury Resources, Inc.
5100 Tennyson Parkway
Suite 1200
Plano, Texas 75024
Ladies and Gentlemen:
     We hereby consent to the use of the name DeGolyer and MacNaughton under the caption “Experts” in the Amendment No. 1 to Registration Statement on Form S-4 of Denbury Resources Inc. and to the incorporation by reference therein of its estimates of proved reserves and future cash flows contained in Denbury Resources Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON